EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of ForgeHouse, Inc. (the “Company”) on Form 10-QSB for the period ending March 31, 2008, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, John Britchford-Steel, Chief Executive Officer and Director of the Company, and I, Jorge Vargas, Chief Financial Officer of the Company, hereby certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to ForgeHouse, Inc. and will be retained by ForgeHouse, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/S/ JOHN BRITCHFORD-STEEL
JOHN BRITCHFORD-STEEL
CHIEF EXECUTIVE OFFICER AND DIRECTOR
FORGEHOUSE, INC.
MAY 20, 2008

/S/ JORGE VARGAS
JORGE VARGAS
CHIEF FINANCIAL OFFICER
FORGEHOUSE, INC.
MAY 20, 2008